EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333- 25315 and 333-25319) of Gentle Dental Service Corporation of our report dated April 25, 1997 relating to the balance sheet of Dedicated Dental Systems, Inc. as of December 31, 1996 and the related statements of income and retained earnings and cash flows for the year ended December 31, 1996, which report appears in this Current Report on Form 8-K/A Amendment No. 1 of Gentle Dental Service Corporation.


                                       ERNST & YOUNG LLP


Los Angeles, California
October 9, 1998